Exhibit 99.1

CMS Energy Announces Strong 2024 Financial Results for the 22nd Consecutive Year, Raises 2025 Adjusted EPS Guidance

JACKSON, Mich., Feb. 6, 2025 – CMS Energy announced today reported earnings per share of $3.33 for 2024, compared to $3.01 per share for 2023. The company’s adjusted earnings per share for 2024 were $3.34, compared to $3.11 per share for 2023. CMS Energy increased its annual dividend by 11 cents per share to $2.17 for 2025, the 19th increase in as many years.

CMS Energy raised its 2025 adjusted earnings guidance to $3.54 to $3.60 from $3.52 to $3.58 per share (*See below for important information about non-GAAP measures) and reaffirmed long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end.

“In addition to strong financial performance, the company's 2024 highlights include record investments in our electric grid through the Reliability Roadmap, restoring power to over 93% of customers in less than 24 hours – compared to 87% in 2023. We also landed over 360 megawatts of new load through our economic development efforts, bringing jobs, and investments to Michigan,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “Our customers, communities and investors are well positioned for 2025 due to the hard work and improvements made by the CMS Energy team.”

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2024 year-end results and provide a business and financial outlook on Thursday, February 6, 2025 at 9:30 a.m. (EST). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy's and Consumers Energy's results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/24	12/31/23	12/31/24	12/31/23
Operating revenue	$1,989	$1,950	$7,515	$7,462
Operating expenses	1,564	1,544	6,028	6,227
Operating Income	425	406	1,487	1,235
Other income	61	83	344	362
Interest charges	180	172	708	643
Income Before Income Taxes	306	317	1,123	954
Income tax expense	51	66	176	147
Income From Continuing Operations	255	251	947	807
Income from discontinued operations, net of tax	-	-	-	1
Net Income	255	251	947	808
Loss attributable to noncontrolling interests	(10)	(58)	(56)	(79)
Net Income Attributable to CMS Energy	265	309	1,003	887
Preferred stock dividends	3	3	10	10
Net Income Available to Common Stockholders	$262	$306	$993	$877
Diluted Earnings Per Average Common Share	$0.87	$1.05	$3.33	$3.01

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	12/31/24	12/31/23
Assets
Current assets
Cash and cash equivalents	$103	$227
Restricted cash and cash equivalents	75	21
Other current assets	2,612	2,591
Total current assets	2,790	2,839
Non-current assets
Plant, property, and equipment	27,461	25,072
Other non-current assets	5,669	5,606
Total Assets	$35,920	$33,517

Liabilities and Equity
Current liabilities (1)	$2,261	$1,822
Non-current liabilities (1)	8,345	7,927
Capitalization
Debt and finance leases (excluding securitization debt) (2)	15,866	14,856
Preferred stock and securities	224	224
Noncontrolling interests	518	581
Common stockholders' equity	8,006	7,320
Total capitalization (excluding securitization debt)	24,614	22,981
Securitization debt (2)	700	787
Total Liabilities and Equity	$35,920	$33,517

(1)	Excludes debt and finance leases.

(2)	Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Twelve Months Ended
	12/31/24	12/31/23
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$248	$182

Net cash provided by operating activities	2,370	2,309
Net cash used in investing activities	(3,054)	(3,386)
Cash flows from operating and investing activities	(684)	(1,077)
Net cash provided by financing activities	614	1,143

Total Cash Flows	$(70)	$66

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$178	$248

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended				Twelve Months Ended
	12/31/24		12/31/23		12/31/24		12/31/23
Net Income Available to Common Stockholders	$262		$306		$993		$877
Reconciling items:
Disposal of discontinued operations (gain) loss	*		*		*		(1)
Tax impact	(*	)	(*	)	(*	)	*
Other exclusions from adjusted earnings**	*		3		6		9
Tax impact	(*	)	(1)		(1)		(3)
Voluntary separation program	-		*		*		33
Tax impact	-		(*	)	(*	)	(8)
Adjusted net income – non-GAAP	$262		$308		$998		$907

Average Common Shares Outstanding - Diluted	298.7		292.7		298.3		291.7

Diluted Earnings Per Average Common Share
Reported net income per share	$0.87		$1.05		$3.33		$3.01
Reconciling items:
Disposal of discontinued operations (gain) loss	*		*		*		(* )
Tax impact	(*	)	(*	)	(*	)	*
Other exclusions from adjusted earnings**	*		0.01		0.01		0.03
Tax impact	(*	)	(0.01)		(*	)	(0.01)
Voluntary separation program	-		*		*		0.11
Tax impact	-		(*	)	(*	)	(0.03)
Adjusted net income per share – non-GAAP	$0.87		$1.05		$3.34		$3.11

*	Less than $0.5 million or $0.01 per share.
**	Includes restructuring costs and business optimization initiative.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.